EXHIBIT 99.1

Contact:	LeAnne Zumwalt Investor Relations DaVita Inc. 310 536-2420

DAVITA INC. REPORTS 1st QUARTER 2004 RESULTS

El Segundo, California, May 3, 2004 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended March 31, 2004. Net income for the three months ended March 31, 2004 was $52.9 million or $0.77 per share, compared with $36.4 million or $0.52 per share for the same period of 2003.

Financial and operating highlights include:

•	Cash Flow: Operating cash flow for the quarter ended March 31, 2004 was $115 million and free cash flow was $109 million. For the rolling 12 months ended March 31, 2004 operating cash flow was $328 million and free cash flow was $287 million. These cash flow numbers exclude after-tax prior period Medicare lab recoveries of $12 million.

•	Operating Income: Operating income for the quarter was $96.8 million.

•	Volume: Total treatments for the first quarter were 1,657,055 or 21,381 treatments per day, an increase of 8.7% per day compared to the first quarter of last year. Non-acquired treatment growth was 4.1%.

•	Center Activity: As of March 31, 2004, we operated or provided administrative services at 571 outpatient centers serving approximately 48,400 patients. During the first quarter we acquired 5 centers and opened 5 denovo centers. We also closed 2 centers and discontinued providing administrative services at 3 centers.

Outlook

We are increasing our 2004 operating income target to $370 to $390 million.

DaVita will be holding a conference call to discuss its first quarter 2004 results on May 3, 2004, at 12:00 PM Eastern Time. The dial in number is 800 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding certain nonrecurring charges and prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-K for the year ended December 31, 2003. The forward-looking statements should be considered in light of these risks and uncertainties. These risks include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from the administration of pharmaceuticals,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors, and

•	legal compliance risks, such as the ongoing review by the U.S. Attorney’s Office and HHS Office of the Inspector General in Philadelphia.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2004	2003
Net operating revenues	$535,431	$459,807
Operating expenses and charges:
Patient care costs	363,429	316,710
General and administrative	42,604	36,787
Depreciation and amortization	20,270	17,445
Provision for uncollectible accounts	9,577	8,237
Minority interests and equity income, net	2,718	1,294

Total operating expenses and charges	438,598	380,473

Operating income	96,833	79,334
Debt expense	11,636	19,456
Other income	1,443	785

Income before income taxes	86,640	60,663
Income tax expense	33,775	24,250

Net income	$52,865	$36,413

Earnings per share:
Basic	$0.81	$0.60

Diluted	$0.77	$0.52

Weighted average shares for earnings per share:
Basic	65,399,651	60,905,056

Diluted	68,588,969	78,772,410

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$52,865	$36,413
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	20,270	17,445
Stock option expense and tax benefits	14,389	1,378
Deferred income taxes	(1,016)	4,841
(Gain) loss on divestitures	(628)	119
Non-cash debt expense	484	840
Equity investment income	(442)	(519)
Minority interests in income of consolidated subsidiaries	3,160	1,813
Distributions to minority interests	(2,082)	(2,465)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(12,511)	(676)
Medicare lab recoveries	19,000
Inventories	6,818	9,543
Other current assets	697	4,721
Other long-term assets	1,592	(2,457)
Accounts payable	8,843	(6,674)
Accrued compensation and benefits	2,393	(13,075)
Other current liabilities	1,779	11,952
Income taxes	5,315	16,641
Other long-term liabilities	5,190	809

Net cash provided by operating activities	126,116	80,649

Cash flows from investing activities:
Additions of property and equipment, net	(24,681)	(21,708)
Acquisitions and divestitures, net	(17,088)	(718)
Investments in and advances to affiliates, net	2,191	1,931
Intangible assets	(360)	(300)

Net cash used in investing activities	(39,938)	(20,795)

Cash flows from financing activities:
Borrowings	774,534	623,822
Payments on long-term debt	(786,791)	(478,659)
Net proceeds from issuance of common stock	17,578	3,502

Net cash provided by financing activities	5,321	148,665

Net increase in cash and cash equivalents	91,499	208,519
Cash and cash equivalents at beginning of period	61,657	96,475

Cash and cash equivalents at end of period	$153,156	$304,994

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$153,156	$61,657
Accounts receivable, less allowance of $54,391 and $52,554	400,444	387,933
Medicare lab recoveries		19,000
Inventories	26,187	32,853
Other current assets	43,178	43,875
Deferred income taxes	66,530	59,740

Total current assets	689,495	605,058
Property and equipment, net	349,868	342,447
Amortizable intangibles, net	50,570	49,971
Investments in third-party dialysis businesses	3,348	3,095
Other long-term assets	9,179	10,771
Goodwill	947,894	934,188

	$2,050,354	$1,945,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$80,711	$71,868
Other liabilities	118,643	112,654
Accrued compensation and benefits	101,652	100,909
Current portion of long-term debt	50,025	50,557
Income taxes payable	30,506	26,832

Total current liabilities	381,537	362,820
Long-term debt	1,105,277	1,117,002
Other long-term liabilities	24,500	19,310
Deferred income taxes	112,014	106,240
Minority interests	36,200	33,287
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 89,908,189 and 89,870,803 shares issued)	90	90
Additional paid-in capital	538,877	539,575
Retained earnings	441,993	389,128
Treasury stock, at cost (23,964,510 and 25,368,019 shares)	(586,641)	(620,998)
Accumulated comprehensive income valuations	(3,493)	(924)

Total shareholders’ equity	390,826	306,871

	$2,050,354	$1,945,530

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q1 2004	Q4 2003	Q1 2003
Financial Results:
Net earnings excluding refinancing charges and Medicare lab recoveries for prior years’ services	$52.9	$53.9	$36.4
Basic EPS	$0.81	$0.84	$0.60
EPS assuming dilution	$0.77	$0.79 *	$0.52
Operating income, excluding Medicare lab recoveries	$96.8	$97.2	$79.3
Operating income margin	18.1%	18.4%	17.3%
Other comprehensive income
Unrealized loss on securities, net of tax of $1,641 and $590	$(2,569)	$(924)
Business Metrics:
Volume
Treatments	1,657,055	1,666,225	1,503,031
Number of treatment days	77.5	79.5	76.4
Treatments per day	21,381	20,959	19,673
Per day year over year increase	8.7%	8.5%	4.8%
Non-acquired growth	4.1%	4.3%	3.3%
Revenue
Total revenue	$535	$553	$460
Less Medicare lab recoveries for prior years’ services		$(24)
Revenue excluding Medicare lab recoveries	$535	$529	$460
Dialysis revenue per treatment	$311.02	$306.36	$296.31
Per treatment increase from previous quarter	1.5%	0.0%	1.8%
Per treatment increase from prior year	5.0%	5.3%	2.0%
Expenses
A. Patient care costs
Percent of revenue	67.9%	68.0%	68.9%
Per treatment	$219.32	$216.04	$210.71
Per treatment increase from previous quarter	1.5%	0.9%	2.2%
B. General & administrative expenses
Percent of revenue	8.0%	7.6%	8.0%
Per treatment	$25.71	$24.21	$24.48
Per treatment increase (decrease) from previous quarter	6.2%	(1.5%)	(8.9%)
C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%
D. Consolidated effective tax rate	39.0%	37.5%	40.0%

*	The fourth quarter benefited from a year-to-date reduction in the annualized effective tax rate that added $0.02 to fourth quarter earnings per share.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA, CONTINUED

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q1 2004	Q4 2003	Q1 2003
Cash Flow
Operating cash flow, excluding Medicare lab recoveries	$114.5	$34.6	$80.6
Free cash flow, excluding Medicare lab recoveries	$108.7	$19.2	$70.1
Capital expenditures:
Development	$19.2	$22.7	$11.9
Routine maintenance/IT/other	$5.8	$15.4	$10.5
Acquisition expenditures, net	$17.1	$30.4	$0.7
Accounts Receivable
Net receivables	$400	$388	$346
DSO	70	69	69
Debt/Capital Structure
Total debt	$1,155	$1,168	$1,464
Net debt, net of cash	$1,002	$1,106	$1,159
Leverage ratio – last quarter annualized (see Note 1)	2.1x	2.3x	3.0x
Shares repurchased (in millions)	—	0.7	—
Average repurchase price	—	$34.20	—
Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	93%	92%
Anemia measure - % of patients with HCT > 33	85%	85%	83%

Note 1. Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding depreciation, amortization, minority interests and prior period Medicare lab revenue. The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1.	Net earnings excluding refinancing charges and Medicare lab recoveries:

	Q1 2004	Q4 2003	Q1 2003
Net earnings	$52,865	$62,798	$36,413
Add back: Refinancing charges		9,261
Less: Medicare lab recoveries for prior years’ services		(24,000)
Related income tax expense		5,837

	$52,865	$53,896	$36,413

2.	Operating income excluding Medicare lab recoveries, and excluding depreciation, amortization, and minority interests:

	Q1 2004	Q4 2003	Q1 2003
Operating income	$96,833	$121,190	$79,334
Less: Medicare lab recoveries for prior years’ services		(24,000)

	$96,833	$97,190	$79,334
Add back: Depreciation and amortization	20,270	19,985	17,445
Minority interests and equity income, net	2,718	2,499	1,294

	$119,821	$119,674	$98,073

3.	Operating cash flow, excluding Medicare lab recoveries collected in the period:

	Q1 2004	Q4 2003	Q1 2003	Rolling 12- Month Period ended Q1 2004
Cash provided by operating activities	$126,116	$34,576	$80,649	$339,115
Less: Medicare lab recoveries collected in the period	(19,000)			(19,000)
Related income tax expense	7,410			7,410

	$114,526	$34,576	$80,649	$327,525

4.	Free cash flow, excluding Medicare lab recoveries collected in the period:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q1 2004	Q4 2003	Q1 2003	Rolling 12- Month Period ended Q1 2004
Cash provided by operating activities	$126,116	$34,576	$80,649	$339,115
Less: Expenditures for routine maintenance and information technology	(5,816)	(15,362)	(10,490)	(40,193)
Medicare lab recoveries collected in the period	(19,000)			(19,000)
Related income tax expense	7,410			7,410

	$108,710	$19,214	$70,159	$287,332